Exhibit (j)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Counsel and Independent Auditors" and to the use of our report dated May 6, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-11752 and 811-5021) of Dreyfus Premier Short-Intermediate Municipal Bond Fund.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP
New York, New York March 11, 2003